Exhibit 99.1

Palatin Technologies Announces Adjournment of
Annual Meeting of Stockholders

● Limited to Proposal 4, Amendment to Certificate of Incorporation to Increase Authorized Common Stock
● Proposals 1, 2, 3 and 5 were approved at the Annual Meeting
● Scheduled to Reconvene July 23, 2020, 9:00 am Eastern Daylight Time

CRANBURY, NJ – June 29, 2020 – Palatin Technologies, Inc. (“Palatin”) (NYSE American: PTN) announced that its 2020 Annual Meeting of Stockholders that convened on June 25, 2020 has been adjourned until July 23, 2020 at 9:00 a.m. Eastern Daylight Time to solicit additional proxies for Proposal 4, approval of an amendment to our Certificate of Incorporation to effect an increase in authorized common stock from 300,000,000 shares to 500,000,000 shares. The adjourned meeting will be a completely “virtual” meeting of stockholders, and stockholders will be able to listen and participate in the virtual annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/PTN2020 and entering the 16‐digit control number included in your Notice Regarding the Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The Board of Directors believes approval of Proposal 4 is in the best interests of Palatin and its stockholders because even though Palatin has sufficient operating cash for at least two years and does not have any current plans to offer any additional stock in the foreseeable future, an increase provides future flexibility and the necessary resources Palatin requires to take advantage of any strategic opportunities that could result in an increase in stockholder value. Proposal 4 is described in more detail in Palatin’s proxy statement dated May 11, 2020, furnished to stockholders in connection with the 2020 Annual Meeting.

We have seen significant stockholder support for Proposal 4. At the time of the meeting, approximately 58% of the shares that had been voted on Proposal 4 were voted in its favor. However, the favorable votes were less than the absolute majority of all outstanding shares, which is required for approval of this proposal. Proposals 1, 2, 3 and 5 were approved at the Annual Meeting.

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Palatin encourages any stockholder that has not yet voted its shares on Proposal 4 or is uncertain if their shares have been voted on Proposal 4 to contact their broker or bank. The Board of Directors and management respectfully requests stockholders as of the record date, April 29, 2020, to please vote their proxies as soon as possible, but no later than July 22, 2020 at 11:59 p.m. (Eastern Time). Stockholders who have previously submitted their proxy or otherwise voted for the annual meeting and who do not want to change their vote need not take any action. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact Palatin’s proxy advisory group at melissacarlson@allianceadvisors.com.

As described in the proxy statement, a stockholder may use one of the following simple methods to vote before the July 23, 2020 adjourned meeting with respect to Proposal 4:

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By Internet – www.proxyvote.com. If you have Internet access, you may transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, the day before the adjourned meeting date, that is, July 22, 2020. Go to www.proxyvote.com. You must have your proxy card or Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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By telephone – 1-800-690-6903. You may vote using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, the day before the meeting date, that is, July 22, 2020. Call 1-800-690-6903 toll free. You must have your proxy card or Notice in hand when you call this number and then follow the instructions.

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By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you did not receive a proxy copy, you may request proxy materials, including a proxy card, by following the instructions in the Notice.

Votes must be received by 11:59 P.M. Eastern Daylight Time on July 22, 2020 to be counted. After this time, the only way to cast a vote is at the adjourned Annual Meeting on July 23, 2020, 9:00 a.m. Eastern Daylight Time at http://www.virtualshareholdermeeting.com/PTN2020.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about the need to for stockholders to approve Proposal 4, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Important Information

In connection with the solicitation of proxies, on May 11, 2020, Palatin filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with Palatin’s 2020 Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY PALATIN TECHNOLOGIES, INC. WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Palatin’s proxy statement and any other materials filed by Palatin with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. Palatin’s proxy statement, notice of annual meeting, and annual report to shareholders are available free of charge on Palatin’s website at www.palatin.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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